UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 4, 2026

ADIENT PLC
(Exact name of registrant as specified in its charter)

Ireland	001-37757	98-1328821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25 North Wall Quay, Dublin 1, Ireland D01 H104
(Address of principal executive offices)

Registrant’s telephone number, including area code: 734-254-5000

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading symbol(s)	Name of exchange on which registered
Ordinary Shares, par value $0.001	ADNT	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17     CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 3.03 of this Current Report on Form 8-K is hereby incorporated into this Item 1.01 by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

The Board of Directors (the “Board”) of Adient plc (the “Company”) has adopted a Tax Benefits Preservation Plan to help preserve the value of the Company’s U.S. net operating loss carryforwards and other tax assets. The Board has authorized and directed the issuance of one right (a “Right”) for each outstanding ordinary share, par value $0.001 per share, of the Company (the “Ordinary Shares”) held of record at the close of business on November 16, 2026 (the “Record Date”), or issued thereafter and prior to the Separation Time (as defined below) and issued thereafter pursuant to options and convertible securities outstanding at the Separation Time. The Rights will be issuable on the later of the Record Date and the certification by the New York Stock Exchange to the U.S. Securities and Exchange Commission that the Rights have been approved for listing and registration. The Rights will be issued pursuant to the Tax Benefits Preservation Plan, dated as of November 4, 2026 (the “NOL Plan”), between the Company and Broadridge Corporate Issuer Solutions, LLC, as Rights Agent. Each Right entitles its registered holder to purchase from the Company, after the Separation Time, one one-thousandth of a Participating Preferred Share, par value $0.001 (the “Participating Preferred Shares”), for $83.50 (the “Exercise Price”), subject to adjustment and the terms of the NOL Plan.

The Company’s ability to use its pre-ownership change net operating loss carryforwards and other pre‑ownership change tax attributes, such as research tax credits, to offset its post-ownership change income and taxes may be significantly limited in the United States if it experiences an “ownership change” for U.S. federal income tax purposes. In general, an “ownership change” occurs if there is a cumulative change in the Company’s ownership by “5% shareholders” that exceeds 50% at any time over a rolling three-year period. The NOL Plan is designed to reduce the risk of substantial impairment of the Company’s ability to use its U.S. net operating loss carryforwards and other tax assets that could result from such an “ownership change.”

The NOL Plan is designed to reduce the likelihood that the Company will experience an “ownership change” by discouraging any person or group from becoming a 4.95% or greater shareholder and discouraging any existing 4.95% shareholder from acquiring one or more additional Ordinary Shares.

The Rights will be evidenced by the certificates for the Ordinary Shares (or, if a certificate has not been issued, the registration of the Ordinary Shares on the register of members of the Company) until the next business day following the earlier of (i) the tenth business day (or such later date as the Board may from time to time fix by resolution adopted prior to the Separation Time that would otherwise have occurred) after the date on which any Person (as defined in the NOL Plan) commences a tender or exchange offer which, if consummated, would result in such Person’s becoming an Acquiring Person, as defined below, and (ii) the Flip-in Date (as defined below) (either, the “Separation Time”); provided that if the foregoing results in the Separation Time being prior to the Record Date, the Separation Time shall be the Record Date; and provided further that if a tender or exchange offer referred to in clause (i) is cancelled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any shares pursuant thereto, such offer shall be deemed never to have been made. A “Flip-in Date” will occur on any Share Acquisition Date (as defined below) or such later date and time as the Board may from time to time fix by resolution adopted prior to the Flip-in Date that would otherwise have occurred. A “Share Acquisition Date” means the first date on which the Company announces that a Person has become an Acquiring Person, which announcement makes express reference to such status as an Acquiring Person. An Acquiring Person is any Person having Beneficial Ownership (as defined in the NOL Plan) of 4.95% or more of the outstanding Ordinary Shares, which term shall not include (i) the Company, any wholly owned subsidiary of the Company or any employee share ownership or other employee benefit plan of the Company, (ii) any Person who is the Beneficial Owner of 4.95% or more of the outstanding Ordinary Shares at the time of the first public announcement of the adoption of the NOL Plan or who shall become the Beneficial Owner of 4.95% or more of the outstanding Ordinary Shares solely as a result of an acquisition of Ordinary Shares by the Company, until such time as such Person acquires one or more additional Ordinary Shares, other than through a dividend or share split, (iii) any Person determined by the Board, in its sole discretion and without any obligation to make such determination, to not be an Acquiring Person because such Person became the Beneficial Owner of 4.95% or more of the outstanding Ordinary Shares without understanding the effect of such ownership on the Company or under the NOL Plan, if such Person promptly divests sufficient securities such that such 4.95% or greater Beneficial Ownership ceases or (iv) any Person determined to be an “Exempt Person” by the Board pursuant to the provisions of the NOL Plan. The NOL Plan provides that, until the Separation Time, the Rights will be transferred with and only with the Ordinary Shares. Certificates for the Ordinary Shares issued after the Record Date but prior to the Separation Time (or the registration of the Ordinary Shares on the register of members of the Company with respect to uncertificated shares) shall evidence one Right for each Ordinary Share represented thereby and such Certificates (or confirmation of registration with respect to uncertificated shares) shall contain a legend incorporating by reference the terms of the NOL Plan (as such may be amended from time to time). Notwithstanding the absence of the aforementioned legend, certificates evidencing Ordinary Shares outstanding at the Record Date (or registration) shall also evidence one Right for each Ordinary Share evidenced thereby. Promptly following the Separation Time, separate certificates evidencing the Rights (“Rights Certificates”) will be delivered to holders of record of Ordinary Shares at the Separation Time.

The Rights will not be exercisable until the Separation Time. The Rights will expire on the earliest of (i) the Exchange Time (as defined below), (ii) the Redemption Time (as defined in the NOL Plan), (iii) the close of business on November 4, 2027, unless the NOL Plan is ratified by the shareholders of the Company, in which case the Rights will expire on November 4, 2029 and (iv) the time at which the Board determines, in its sole discretion, that the net operating loss carryforwards and other tax attributes are utilized in all material respects or no longer available in any material respect.

The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a dividend on Ordinary Shares payable in Ordinary Shares, or a subdivision or a combination into a smaller number of shares of Ordinary Shares, or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for Ordinary Shares.

In the event that prior to the Expiration Time a Flip-in Date occurs, each Right (other than Rights Beneficially Owned by the Acquiring Person or any affiliate thereof, which Rights shall become void) shall constitute the right to purchase from the Company, upon the exercise thereof in accordance with the terms of the NOL Plan, that number of Ordinary Shares having an aggregate Market Price (as defined in the NOL Plan), on the Share Acquisition Date that gave rise to the Flip-in Date, equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price. In addition, the Board may, at its option, at any time after a Flip‑in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding Ordinary Shares, elect to exchange all (but not less than all) the then outstanding Rights (other than Rights Beneficially Owned by the Acquiring Person or any affiliate thereof, which Rights become void) for Ordinary Shares at an exchange ratio of one Ordinary Share per Right (with the nominal value of such Ordinary Shares being paid-up in a manner consistent with Irish law), appropriately adjusted to reflect any share split, share dividend or similar transaction occurring after the date of the Separation Time (the “Exchange Ratio”). Immediately upon such action by the Board (the “Exchange Time”), the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of Ordinary Shares equal to the Exchange Ratio.

Whenever the Company shall become obligated, as described in the preceding paragraphs, to issue Ordinary Shares upon exercise of or in exchange for Rights, the Company, at its option, may substitute therefor shares of Participating Preferred Shares, at a ratio of one one-thousandth of a Participating Preferred Share for each Ordinary Share so issuable. Under certain circumstances, as set forth in the NOL Plan, each Right may, at the Company’s option, constitute the right to receive, (x) in the case of any exercise pursuant to the terms of the NOL Plan, either (i) in return for the Exercise Price, debt or equity securities or other assets (or a combination thereof) having a fair value equal to twice the Exercise Price, or (ii) without payment of consideration (except as may be required for the valid issuance of securities or otherwise required by applicable law), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the Exercise Price, or (y) in the case of an exchange of the Rights, debt or equity securities or other assets (or a combination thereof) having a fair value equal to the product of the market price of an Ordinary Share on the Flip-in Date multiplied by the Exchange Ratio in effect on the Flip-in Date.

The Board may, at its option, at any time, redeem all (but not less than all) the then outstanding Rights without consideration therefor in accordance with the terms of the NOL Plan. Immediately upon the action of the Board electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate.

The holders of Rights will, solely by reason of their ownership of Rights, have no rights as shareholders of the Company, including, without limitation, the right to vote or to receive dividends.

The NOL Plan (which includes as Exhibit A the forms of Rights Certificate, Assignment and Election to Exercise and as Exhibit B the form of Designation of the Participating Preferred Shares) is attached hereto as Exhibit 4.1 and is hereby incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to the NOL Plan and such exhibits thereto.

Item 7.01 Regulation FD Disclosure.

On November 4, 2026, the Company issued a press release regarding the adoption of the NOL Plan and the issuance of the Rights. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX
Exhibit No.	Exhibit Description
4.1
Tax Benefits Preservation Plan, dated as of November 4, 2026 between the Company and Broadridge Corporate Issuer Solutions, LLC, as Rights Agent, including as Exhibit A the forms of Rights Certificate, Assignment and Election to Exercise and as Exhibit B the form of Designation of Participating Preferred Shares.

99.1	Adient plc Press Release dated November 4, 2026.
104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADIENT PLC
Date: November 4, 2026	By:	/s/ Heather M. Tiltmann
	Name:	Heather M. Tiltmann
	Title:	Executive Vice President, Chief Legal and Human Resources Officer, and Corporate Secretary